UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/26/2009

D&E COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-20709

Pennsylvania	23-2837108
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

124 East Main Street
P.O. Box 458
Ephrata, PA 17522-0458
(Address of principal executive offices, including zip code)

717-733-4101
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Prior to the adoption of the By-Law Amendment described below, the By-Laws of D&E Communications, Inc. (the "Company") provided for the classification of the Board of Directors into three classes, with each class being elected every three years, and contained provisions relating to such classification concerning the filling of director vacancies.

As part of its annual review of corporate governance matters, the Board and its Nominating and Governance Committee considered the merits of retaining a classified board. In conducting its evaluation, the Board considered that the general purposes of the classified board are to promote stability and continuity in the work of the Board, attract and retain qualified directors and provide the Board with a greater opportunity to protect the interest of the shareholders in the event of an unsolicited takeover offer. The Board also considered the corporate governance trend towards annual election of directors, as well as the view of many corporate governance experts and institutional stockholders that a classified board has the effect of insulating directors from a corporation's shareholders by making it more difficult for shareholders to change a majority of directors even where a majority of the shareholders are dissatisfied with the performance of incumbent directors.

The Board of Directors, after careful consideration, determined that it was appropriate to declassify the Board over a phase in period, commencing with the 2010 annual meeting of shareholders. Thus, the Board of Directors has unanimously adopted a resolution approving the phased elimination of the classified Board of Directors beginning in 2010 (the "By-Law Amendment"). The Bylaw Amendment allows the shareholders of the Company to review and express their opinions on the performance of all directors each year.

Section 2.1.3 of the By-Laws has been amended in order to provide for the annual election of all directors over a phase-in period beginning in 2010. Commencing with the Board's Class C Directors standing for election at the 2010 annual meeting, Directors will stand for election for one-year terms, expiring at the next succeeding annual meeting of shareholders. The Board's Class A Directors and the Class B Directors (who are standing for election at the 2009 annual meeting) will continue to hold office until the end of the terms for which they are elected and will stand for election for one-year terms thereafter. Accordingly, Class A Directors will continue to serve for a term expiring at the annual meeting of shareholders in 2011, Class B Directors, upon election at the 2009 annual meeting, will serve for the term expiring at the annual meeting of shareholders in 2012 and Class C Directors will continue to serve for the term expiring at the annual meeting of shareholders in 2010. Commencing in 2010, all Directors up for election will be elected on an annual basis. In all cases, each Director will hold office until his or her successor has ben elected and qualified or until the Director's earlier resignation or removal, and vacancies that occur during the year will be filled by the Board of Directors to serve until the next annual meeting, regardless of the term of such Director's predecessor.

The foregoing summary is qualified in its entirety by reference to the complete text of the By-Law Amendment, which is attached as Exhibit 3.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.   Description
3.1             Amendment to By-Laws of
D&E Communications, Inc

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D&E COMMUNICATIONS, INC.

Date: March 26, 2009	By:	/s/ Thomas E. Morell
Thomas E. Morell
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
EX-3.1	Amendment to By-Laws of D&E Communications, Inc.